Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES THIRD QUARTER RESULTS
Earnings Call to be held 7:30 am CT on Friday, November 5, 2021
DALLAS, TX (November 4, 2021) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company” or "TPL") today announced its financial and operating results for the third quarter of 2021.
Third Quarter 2021 Highlights
•Net income of $83.8 million, or $10.82 per Common Share

•Revenues of $123.7 million

•EBITDA and adjusted EBITDA(1) of $107.6 million each

•Royalty production of 19.5 thousand barrels of oil equivalent per day

•Quarterly cash dividend of $2.75 per Common Share paid on September 15, 2021

•Released inaugural Environmental, Social and Governance (“ESG”) disclosure

Year-to-Date 2021 Highlights
•Net income of $190.9 million, or $24.62 per Common Share

•Revenues of $303.8 million

•EBITDA of $249.0 million and adjusted EBITDA of $257.7 million (1)

•Royalty production of 17.5 thousand barrels of oil equivalent per day

•Total cash dividends of $8.25 per Common Share paid through September 30, 2021

•Completed corporate reorganization from a business trust to a Delaware corporation effective January 11, 2021 (the “Corporate Reorganization”).

(1) Reconciliations of Non-GAAP measures are provided in the tables below.

“We produced strong operating results across our vertically integrated business, and, along with a supportive commodity price backdrop, we believe it was the best quarter in our over 100-year history,” said Tyler Glover, Chief Executive Officer of the Company. “TPL achieved record consolidated EBITDA and royalty production amid healthy activity levels on our royalty acreage in the Permian Basin. The consistency of our performance throughout commodity cycles reflects the benefits of our active management approach and vertically integrated business model. Over the past several years we have focused on enhancing our business by leveraging our vast surface footprint and making strategic investments into our water business that we can then deploy to enable and accelerate development activity onto TPL’s royalty acreage. Our active management efforts have resulted in multiple high-margin, high-quality cash flows streams, and we continue to strive towards unlocking the tremendous embedded value in our asset base.”

Financial Results for the Third Quarter of 2021

The Company reported net income of $83.8 million for the third quarter ended September 30, 2021, an increase of 81.2% compared to net income of $46.3 million for the quarter ended September 30, 2020.

Our total revenues increased $49.3 million for the third quarter of 2021 compared to the same period of 2020, largely driven by the $47.3 million increase in oil and gas royalty revenue. Our share of production was approximately 19.5 thousand barrels of oil equivalent ("Boe") per day for the third quarter of 2021 compared to 15.7 thousand Boe per day for the same period of 2020. The average realized price was $46.07 per Boe for the third quarter of 2021, compared to $23.02 per Boe for the comparable period of 2020. Water sales increased $7.4 million for the third quarter of 2021 compared to the third quarter of 2020 principally due to a 60.4% increase in the number of barrels of sourced and treated water. These revenue streams are directly impacted by development and operating decisions in the Permian Basin made by our customers and by commodity prices, among other factors.

Our total operating expenses of $20.5 million for the third quarter of 2021 increased $2.8 million compared to the same period of 2020. The increase is principally due to a $1.4 million increase in water service-related expenses and a $1.0 million increase in general and administrative expenses.

Financial Results for the Nine Months Ended September 30, 2021

The Company reported net income of $190.9 million for the nine months ended September 30, 2021, an increase of 45.5% compared to net income of $131.3 million for the nine months ended September 30, 2020.

Our total revenues increased $75.5 million for the nine months ended September 30, 2021 compared to the same period of 2020, largely driven by the $92.2 million increase in oil and gas royalty revenue. Our share of production was approximately 17.5 thousand Boe per day for the nine months ended September 30, 2021 compared to 16.0 thousand Boe per day for the same period of 2020. The average realized price was $41.01 per Boe for the nine months ended September 30, 2021 compared to $22.59 per Boe for the comparable period of 2020. The increase in oil and gas royalty revenue was partially offset by a $15.1 million decrease in land sales due to fewer land sales for the nine months ended September 30, 2021 compared to the same period of 2020. These revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers and vary as the pace of development and oil demand varies.

Our total operating expenses of $67.2 million for the nine months ended September 30, 2021 increased 1.5% compared to the same period of 2020. The increase was principally due to increased salaries and related employee expenses which, for the nine months ended September 30, 2021, included $6.7 million of expense related to severance costs. These increases were partially offset by a $2.8 million decrease in land sales expenses and a $2.1 million decrease in legal and professional fees as the Corporate Reorganization was completed in January 2021.

COVID-19 Pandemic and Global Oil Market Impact in 2021

The uncertainty caused by the global spread of COVID-19 commencing in 2020, among other factors, led to a significant reduction in global demand and prices for oil. These events generally led to production curtailments and capital investment reductions by the operators of the oil and gas wells to which the Company’s royalty interests relate. This slowdown in well development has negatively affected the Company’s business and operations for 2020 and 2021. More recently, development activity has also been impacted by shortages in labor and certain equipment as well as escalating costs which have generally impacted operators in the Permian Basin. While labor and resource shortages and rising costs have not directly impacted us yet, these shortages and rising costs could potentially impact our future operating activity. With current oil, natural gas, and NGL prices broadly higher than the comparable period in 2020, development activities in the Permian Basin have rebounded from the lows in 2020, and producer activity has increased, albeit at a pace still below pre-pandemic levels. Future production and development activity will continue to be influenced by changes in commodity prices and by the evolving economic and health impact of COVID-19.

Though the global spread of COVID-19 and the associated economic impact are still uncertain, COVID-19 containment measures have eased in certain regions globally, and as a result, demand for oil and gas has begun to recover. However, COVID-19 continues to impact certain regions domestically and globally, and any additional containment measures, now or in the future, could impede a recovery. In addition, oil prices in 2021 have been supported by oil supply cuts by the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (collectively referred to as “OPEC+”). Although our revenues are directly and indirectly impacted by changes in oil prices, we believe our royalty interests (which require no capital expenditures or operating expense burden from us for well development), strong balance sheet, and liquidity position will help us navigate through potential oil price volatility.

In 2020, we implemented certain cost reduction measures to manage costs with an initial focus on negotiating price reductions and discounts with certain vendors and reducing our usage of independent contract service providers. In 2021, we continue to identify additional cost reduction opportunities. As part of our longer-term water business strategy, we have invested in electrifying our water sourcing infrastructure. The use of electricity instead of fuel-powered generators to source and transport water is anticipated to further reduce our dependence on fuel, equipment rentals, and repairs and maintenance. Additionally, our investment in automation has allowed us to curtail our reliance on independent contract service providers to support our field operations.

Our business model and disciplined approach to capital resource allocation have helped us maintain our strong financial position while navigating the uncertainty of the current environment. Further, we continue to prioritize maintaining a safe and healthy work environment for our employees. Our information technology infrastructure allowed our corporate employees to transition to a remote work environment starting in March 2020 and we were able to deploy additional safety and sanitation measures for our field employees. As vaccination rates in the United States have risen, we have taken a phased-in approach to returning employees to the office and continue to monitor guidance provided by the Centers for Disease Control and Prevention as new information becomes available. We continue to provide safety and sanitation measures for all employees and maintain communication with employees regarding any concerns they may have during the transition.

Quarterly Dividend Declared

On October 28, 2021, our board of directors declared a quarterly cash dividend of $2.75 per share payable on December 15, 2021 to stockholders of record at the close of business on December 8, 2021.

Stock Repurchase Program

The Company repurchased $8.7 million and $11.2 million of shares of our common stock during the three and nine months ended September 30, 2021, respectively.

Conference Call and Webcast Information

The Company will hold a conference call on Friday, November 5, 2021 at 7:30 a.m. Central Time to discuss third quarter results. A live webcast of the conference call will be available on the Investors section of the Company’s website at www.texaspacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13723039. The telephone replay will be available starting shortly after the call through November 19, 2021.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 880,000 acres of land in West Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership allow revenue generation through the entire value chain of oil and gas development, including through fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and seismic and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at www.texaspacific.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: an inability to achieve some or all of the expected benefits of the Corporate Reorganization and distribution; potential adverse reactions or changes to business relationships resulting from the completion of the Corporate Reorganization; the potential impacts of COVID-19 on the global and U.S. economies as well as on TPL’s financial condition and business operations; the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. These risks, as well as other risks associated with TPL and the Corporate Reorganization are also more fully discussed in a Current Report on Form 8-K filed by TPL with the Securities and Exchange Commission ("SEC") on December 31, 2020, which includes an information statement describing the Corporate Reorganization and the distribution in more detail. You can access TPL’s filings with the SEC through the SEC website at www.sec.gov and TPL strongly encourages you to do so. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:

Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Our share of production volumes(1):
Oil (MBbls)	810	658	2,139	2,081
Natural gas (MMcf)	3,111	2,477	8,627	6,983
NGL (MBbls)	469	374	1,194	1,142
Equivalents (MBoe)	1,798	1,445	4,771	4,387
Equivalents per day (MBoe/d)	19.5	15.7	17.5	16.0

Oil and gas royalty revenue:
Oil royalties	$52,081	$24,111	$128,907	$76,794
Natural gas royalties	11,528	3,286	26,400	6,804
NGL royalties	15,489	4,361	31,528	11,033
Total oil and gas royalties	$79,098	$31,758	$186,835	$94,631

Realized prices:
Oil ($/Bbl)	$67.32	$38.35	$63.12	$38.64
Natural gas ($/Mcf)	$4.01	$1.43	$3.31	$1.05
NGL ($/Bbl)	$35.69	$12.62	$28.54	$10.45
Equivalents ($/Boe)	$46.07	$23.02	$41.01	$22.59

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGLs.
	MBbls	One thousand barrels of crude oil, condensate or NGLs.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

REPORT OF OPERATIONS
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Oil and gas royalties	$79,098	$31,758	$186,835	$94,631
Water sales	19,554	12,139	44,983	47,525
Produced water royalties	15,140	12,246	43,147	37,863
Easements and other surface-related income	9,832	6,690	27,856	32,107
Land sales	—	11,463	746	15,855
Other operating revenue	69	87	213	279
Total revenues	123,693	74,383	303,780	228,260

Expenses:
Salaries and related employee expenses	8,542	7,678	31,792	27,235
Water service-related expenses	3,650	2,260	10,499	11,205
General and administrative expenses	2,844	1,883	8,491	7,290
Legal and professional fees	1,551	1,987	4,904	6,955
Land sales expenses	—	67	—	2,773
Depreciation, depletion and amortization	3,866	3,760	11,562	10,773
Total operating expenses	20,453	17,635	67,248	66,231

Operating income	103,240	56,748	236,532	162,029

Other income, net	513	1,287	924	2,296
Income before income taxes	103,753	58,035	237,456	164,325
Income tax expense	19,916	11,760	46,521	33,067
Net income	$83,837	$46,275	$190,935	$131,258

Net income per Common Share/Sub-share Certificate — basic and diluted	$10.82	$5.97	$24.62	$16.92

Weighted average number of Common Shares/Sub-share Certificates outstanding	7,751,329	7,756,156	7,754,439	7,756,156

SEGMENT OPERATING RESULTS
(in thousands) (unaudited)

	Three Months Ended September 30,
	2021		2020
Revenues:
Land and resource management:
Oil and gas royalty revenue	$79,098	64%	$31,758	43%
Easements and other surface-related income	7,625	6%	6,588	9%
Land sales and other operating revenue	69	—%	11,550	15%
Total land and resource management revenue	86,792	70%	49,896	67%

Water services and operations:
Water sales	19,554	16%	12,139	16%
Produced water royalties	15,140	12%	12,246	17%
Easements and other surface-related income	2,207	2%	102	—%
Total water services and operations revenue	36,901	30%	24,487	33%
Total consolidated revenues	$123,693	100%	$74,383	100%

Net income:
Land and resource management	$65,292	78%	$34,359	74%
Water services and operations	18,545	22%	11,916	26%
Total consolidated net income	$83,837	100%	$46,275	100%

	Nine Months Ended September 30,
	2021		2020
Revenues:
Land and resource management:
Oil and gas royalty revenue	$186,835	62%	$94,631	41%
Easements and other surface-related income	24,029	8%	31,385	14%
Land sales and other operating revenue	959	—%	16,134	7%
Total land and resource management revenue	211,823	70%	142,150	62%

Water services and operations:
Water sales	44,983	15%	47,525	21%
Produced water royalties	43,147	14%	37,863	17%
Easements and other surface-related income	3,827	1%	722	—%
Total water services and operations revenue	91,957	30%	86,110	38%
Total consolidated revenues	$303,780	100%	$228,260	100%

Net income:
Land and resource management	$150,248	79%	$92,197	70%
Water services and operations	40,687	21%	39,061	30%
Total consolidated net income	$190,935	100%	$131,258	100%

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measurement of earnings before interest, taxes, depreciation, depletion and amortization. Its purpose is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We calculate Adjusted EBITDA as EBITDA excluding the impact of certain non-cash, non-recurring and/or unusual, non-operating items, including, but not limited to: proxy and conversion costs and severance costs. We have presented EBITDA and Adjusted EBITDA because we believe that both are useful supplements to net income as indicators of operating performance.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2021 and 2020 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$83,837	$46,275	$190,935	$131,258
Add:
Income tax expense	19,916	11,760	46,521	33,067
Depreciation, depletion and amortization	3,866	3,760	11,562	10,773
EBITDA	107,619	61,795	249,018	175,098
Add:
Corporate reorganization costs	—	504	2,026	2,831
Severance costs	—	—	6,680	—
Adjusted EBITDA	$107,619	$62,299	$257,724	$177,929